                                                  April 30, 2004

Mid Cap Growth Portfolio, a series of LB Series Fund, Inc.
Opportunity Growth Portfolio, a series of LB Series Fund, Inc.
625 Fourth Avenue South
Minneapolis, Minnesota 55415

         Re:      Acquisition by Mid Cap Growth Portfolio, a series of LB Series Fund, Inc., of assets of
                  Opportunity Growth Portfolio, another series of LB Series Fund, Inc.

Ladies and Gentlemen:

         We have acted as special tax counsel to LB Series Fund, Inc., a Minnesota corporation ("LB Fund"), in connection with the proposed acquisition of the assets of Opportunity Growth Portfolio, a series of LB Fund (the
"Acquired Portfolio"), by Mid Cap Growth Portfolio, another series of LB Fund (the "Acquiring Portfolio" and, along with the Acquired Portfolio, each a "Portfolio" and collectively, the "Portfolios"), pursuant to an
Agreement and Plan of Reorganization (the "Plan") described in the proxy statement and prospectus relating to the
Plan included as part of the Registration Statement on Form N-14 of LB Fund filed with the Securities and
Exchange Commission (the "SEC") on January 14, 2004 under the Securities Act of 1933, as amended (the "Securities
Act"), as amended by Pre-Effective Amendment No. 1 filed with the SEC on February 26, 2004 and Pre-Effective
Amendment No. 2 filed with the SEC on March 5, 2004 (the "Registration Statement").  You have requested our opinion as to certain federal income tax consequences of the transactions contemplated by the Plan.

         In rendering our opinion, we have reviewed such documents and materials as we have considered necessary for the purpose of rendering the opinion.  We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter.  The opinion expressed in this letter is based upon certain factual statements relating to LB Fund set forth in the Registration Statement and certain representations set forth below that have been confirmed to us in representation letters from LB Fund dated as of the date hereof for our use in rendering the opinion set forth herein.  We have assumed that such statements, representations, and warranties are true, correct, complete, and not breached and will continue to be so through the Closing Date,/1/ that no actions that are inconsistent with such statements, representations, and warranties will be taken, and that all representations, statements, and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification.  We have also assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts, and (vi) the accuracy and completeness of all records made available to us.  In addition, we have assumed that
(A) the Reorganization will be consummated in accordance with the Plan, (B) LB Fund will comply with all reporting obligations with respect to the Reorganization required under the Internal Revenue Code of 1986, as amended (the
"Code"),/2/ and the Treasury Regulations promulgated thereunder, and (C) the Plan is valid and binding in accordance with its terms.

         The discussion and conclusions set forth below are based upon the Code, the Treasury Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change.  No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future, and we do not assume responsibility to provide notice or advice to any person or entity regarding any such changes or altered tax consequences.

I.       Background.

         LB Fund is an open-ended, diversified management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act").  The Acquiring Portfolio and the Acquired Portfolio are
portfolio series of LB Fund.  The Acquiring Portfolio intends to acquire the assets of the Acquired Portfolio.

         The Acquired Portfolio and the Acquiring Portfolio have substantially similar investment objectives.
The Acquired Portfolio seeks to achieve long-term growth of capital by investing primarily in a professionally managed diversified portfolio of smaller capitalization common stocks.  The Acquiring Portfolio seeks to achieve long-term growth of capital by investing primarily in a professionally managed diversified portfolio of common stocks of companies with medium market capitalizations.

         The Acquired Portfolio and the Acquiring Portfolio use similar investment strategies.  Under normal circumstances, the Acquired Portfolio invests at least 65% of its assets in companies with market capitalizations similar to those companies included in widely-known small capitalization indices such as the Russell 2000 Growth
Index and the S&P SmallCap  600/Barra Growth Index, while the Acquiring Portfolio invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in companies with market capitalizations similar to those companies included in widely-known mid capitalization indices such as the Russell Midcap Growth
Index and the S&P MidCap 400/Barra Growth Index.  The benchmarks for the two Portfolios are the Russell 2000
Growth Index and the Russell MidCap Growth Index, respectively.  Thrivent Financial for Lutherans, the investment adviser for the Portfolios ("Thrivent Financial"), uses fundamental and technical investment research techniques to determine which stocks to buy and sell.  Fundamental analysis generally involves assessing a company's security's value based on factors such as sales, assets, markets, management, products and services, earnings, and financial structure.  Technical analysis generally involves studying trends and movements in a security's price, trading volume, and other market-related factors.  In addition, Thrivent Financial focuses on companies that have a strong record of earnings growth or show good prospects for growth in sales and earnings and also considers the trends in the market as a whole.

II.      The Plan of Reorganization.

         Subject to the terms and conditions set forth in the Plan, LB Fund, on behalf of the Acquired Portfolio, shall transfer all of the assets of the Acquired Portfolio and assign all Assumed Liabilities (as hereinafter defined) to the Acquiring Portfolio and, on behalf of the Acquiring Portfolio, shall acquire all such assets and shall assume all such Assumed Liabilities upon delivery to LB Fund, on behalf of the Acquired Portfolio, of
Acquiring Portfolio shares having a net asset value equal to the value of the net assets of the Acquired
Portfolio transferred (the "Acquiring Portfolio Shares").  "Assumed Liabilities" shall mean all stated accrued and unpaid liabilities of the Acquired Portfolio as of the Closing Date, including all expenses, costs, charges and reserves, reflected in an unaudited statement of assets and liabilities of the Acquired Portfolio prepared as of the close of business on the Valuation Date (as hereinafter defined), determined in accordance with generally accepted accounting principles consistently applied from the prior audited period.  The net asset value of the
Acquiring Portfolio Shares and the value of the net assets of the Acquired Portfolio to be transferred shall be determined immediately following the close of business on the Closing Date (the "Valuation Date") using the valuation procedures set forth in the then-current prospectus and statement of additional information of the
Acquiring Portfolio.  All Assumed Liabilities of the Acquired Portfolio, to the extent that they exist at or after the Closing, shall after the Closing attach to the Acquiring Portfolio and may be enforced against the
Acquiring Portfolio to the same extent as if the same had been incurred by the Acquiring Portfolio.  In addition, at or prior to the Closing, the Acquired Portfolio shall, if necessary, declare a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Portfolio's shareholders all of the Acquired Portfolio's investment company taxable income for all taxable years ending at or prior to the Closing (computed without regard to any deduction for dividends paid under Section 852(b)(2)(D)) and all of its net capital gains realized (after reduction for any capital loss carry-forward) in all taxable years ending at or prior to the Closing.

         Immediately after the Closing, the Acquired Portfolio will be liquidated and the Acquiring Portfolio
Shares that have been delivered to LB Fund on behalf of the Acquired Portfolio will be distributed to the shareholders of the Acquired Portfolio, each shareholder to receive Acquiring Portfolio Shares equal to the pro rata portion of shares of the Acquired Portfolio held by such shareholder as of the close of business on the
Valuation Date.  Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Portfolio in the name of each shareholder of the Acquired Portfolio and representing the respective pro rata number of Acquiring Portfolio Shares due such shareholder.  As of the
Closing, each outstanding certificate which, prior to the Closing, represented shares of the Acquired Portfolio will be deemed for all purposes to evidence ownership of the number of Acquiring Portfolio Shares issuable with respect thereto pursuant to the Reorganization.  The Acquiring Portfolio will not issue certificates representing
Acquiring Portfolio Shares issued in connection with the Reorganization.  Ownership of Acquiring Portfolio Shares
will be shown on the books of the Acquiring Portfolio's transfer agent.

         The Board of Directors of LB Fund (the "Board of Directors"), including those Directors who are not
"interested persons" of LB Fund as defined in the Securities Act, has determined that the interests of existing shareholders of the Acquired Portfolio will not be diluted as a result of the transactions contemplated by the
Reorganization and that the Reorganization would be in the best interests of the shareholders of the Acquired
Portfolio.  The Board of Directors has reached similar conclusions with respect to the Acquiring Portfolio and has also approved the Reorganization with respect to the Acquiring Portfolio.

III.     Representations.

         The following representations with respect to the Reorganization have been made by LB Fund, on behalf of itself and the Acquiring Portfolio, and by LB Fund, on behalf of itself and the Acquired Portfolio:

     (a)      As of the Closing, the fair market value of the Acquiring Portfolio Shares to which each shareholder of the Acquired Portfolio is entitled will approximately equal the fair market value of the shares of the Acquired Portfolio such shareholder will surrender.

     (b)      No dissenters' or appraisal rights have been exercised with respect to the Reorganization, and the consideration paid by the Acquiring Portfolio to the shareholders of the Acquired Portfolio in connection with the Reorganization will consist solely of Acquiring Portfolio Shares.

     (c)      There is no plan or intention by the Acquiring Portfolio or any person related (as defined in Treasury
              Regulations Section 1.368-1(e)(3)) to the Acquiring Portfolio to acquire or redeem, during the five-year period beginning on the Closing Date, with consideration other than Acquiring Portfolio
              Shares, any of the Acquiring Portfolio Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of the Acquiring Portfolio's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act.

     (d)      During the five-year period ending on the Closing Date, neither the Acquired Portfolio nor any person related (as defined in Treasury Regulations Section 1.368-1(e)(3) determined without regard to
              Treasury Regulations Section 1.368-1(e)(3)(i)(A)) to the Acquired Portfolio will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of the Acquired Portfolio with consideration other than Acquiring Portfolio Shares or shares of the
              Acquired Portfolio, except for redemptions in the ordinary course of the Acquired Portfolio's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act or (ii) made distributions with respect to shares of the Acquired Portfolio, except for (A)
              distributions described in sections 852 and 4982, and (B) additional distributions, to the extent such distributions do not exceed fifty percent (50%) of the value (computed without giving effect to such distributions) of the proprietary interests in the Acquired Portfolio as of the Closing
              Date.

     (e)      During the five-year period ending on the Closing Date, neither the Acquiring Portfolio nor any person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to the Acquiring Portfolio will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of the Acquired Portfolio with consideration other than Acquiring Portfolio Shares.

     (f)      The Acquiring Portfolio will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the
              Acquired Portfolio immediately prior to the Reorganization.  For purposes of this representation, amounts, if any, paid by or on behalf of the Acquired Portfolio for reorganization expenses, amounts, if any, paid by the Acquired Portfolio to shareholders who receive cash or other property and all redemptions and distributions made by the Acquired Portfolio immediately preceding or in contemplation of the Reorganization (except those referred to in the next sentence) will be included as assets of the Acquired Portfolio immediately prior to the Reorganization.  However, assets distributed in connection with (i) regular distributions and redemptions occurring in the ordinary course of the Acquired Portfolio's business as a series of an open-end management investment company and (ii) distributions made to shareholders of the Acquired Portfolio prior to the Reorganization in order to pay out all of the Acquired Portfolio's (A) investment company taxable income (without regard to any deduction for dividends paid under section 852(b)(2)(D)) and
              (B) net capital gain (after reduction for any capital loss carryover) will be excluded.

     (g)      Immediately after the Closing, the Acquired Portfolio will, in pursuance of the Plan, distribute the
              Acquiring Portfolio Shares it receives in the Reorganization and its other assets, if any, and thereupon will cancel all of its issued and outstanding shares.

     (h)      The Acquiring Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Portfolio acquired in the Reorganization, except for dispositions made in the ordinary course of business.

     (i)      The Acquiring Portfolio will continue to use in its business at least fifty percent (50%) by value of the historic portfolio securities of the Acquired Portfolio.  The Acquiring Portfolio will be treated as using in its business historic portfolio securities of the Acquired Portfolio to the extent that, when securities acquired by the Acquiring Portfolio from the Acquired Portfolio in connection with the Reorganization are disposed of by the Acquiring Portfolio (including, but not limited to, in connection with a redemption by the issuer), they are replaced with similar securities (i.e., securities that would have been permissible investments of the Acquired Portfolio under the applicable investment objectives, policies, and restrictions of the Acquired Portfolio in effect immediately before the Closing).  For purposes of this representation, portfolio securities disposed of by the Acquired Portfolio prior to and in anticipation of the Reorganization will be treated as part of the historic portfolio securities of the Acquired Portfolio.

     (j)      As of the Closing, there is no intercorporate indebtedness existing between the Acquiring Portfolio and the Acquired Portfolio.

     (k)      Each of the Acquiring Portfolio and the Acquired Portfolio has qualified as a separate corporation for federal income tax purposes under section 851(g) in each taxable year and will qualify as such as of the Closing.  LB Fund either (i) was in existence prior to January 1, 1997 or (ii) has elected to be classified as an association taxable as a corporation, effective on or before the Closing
              Date, pursuant to Treasury Regulations Section 301.7701-3.

     (l)      Each of the Acquiring Portfolio and the Acquired Portfolio has elected to be a regulated investment company under section 851, has qualified as such for each taxable year and will qualify to be treated as such as of the Closing.  In order (i) to ensure continued qualification of the Acquired
              Portfolio as a regulated investment company for federal income tax purposes and (ii) to eliminate any tax liability of the Acquired Portfolio arising by reason of undistributed investment company taxable income or net capital gain, the Acquired Portfolio has declared or will declare and will pay to its shareholders of record on or prior to the Closing a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of its investment company taxable income for the last full taxable year of the Acquired Portfolio and any subsequent short taxable year ending on the Closing Date (computed without regard to any deduction for dividends paid under section 852(b)(2)(D)) and (B) all of its net capital gain for the final full taxable year of the Acquired Portfolio and any subsequent short taxable year ending on the Closing
              Date (after reduction for any capital loss carryover).

     (m)      The expenses incurred in connection with entering into and carrying out the provisions of the Plan will be borne by Thrivent Financial, the investment adviser for the Acquiring Portfolio and the Acquired
              Portfolio.  All such expenses will be solely and directly related to the Reorganization.  No cash will be transferred from the Acquiring Portfolio to the Acquired Portfolio for the purpose of paying any reorganization expenses of the Acquired Portfolio.  The shareholders of the Acquired
              Portfolio and the Acquiring Portfolio will pay their own expenses, if any, incurred in connection with the Reorganization.

     (n)      As of the Closing, the Acquiring Portfolio does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Portfolio.

     (o)      The liabilities of the Acquired Portfolio to be assumed by the Acquiring Portfolio and the liabilities to which the transferred assets of the Acquired Portfolio will be subject, if any, have been incurred by the Acquired Portfolio in the ordinary course of its business.

     (p)      The fair market value of the assets of the Acquired Portfolio to be transferred to the Acquiring
              Portfolio equals or exceeds the sum of the liabilities to be assumed by the Acquiring Portfolio plus the amount of liabilities, if any, to which the transferred assets will be subject.

     (q)      As of the Closing, neither the Acquiring Portfolio nor the Acquired Portfolio is under the jurisdiction of a court in a Title 11 or a similar case within the meaning of section 368(a)(3)(A).

     (r)      The Acquired Portfolio has not distributed and will not distribute to its shareholders in pursuance of the Plan any "appreciated property" within the meaning of section 361(c)(2).

     (s)      Shareholders of the Acquired Portfolio will not be in control (within the meaning of section 368(a)(2)(H) and section 304(c)) of the Acquiring Portfolio after the Reorganization.

     (t)      At the time of the Closing, the Acquired Portfolio will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Acquired Portfolio.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.  No ruling has been (or will be) sought from the Internal Revenue Service as to the federal income tax consequences of any aspect of the Reorganization.

IV.      Opinion.

         Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion with respect to the Reorganization that, under presently applicable federal income tax law:

(i)      The transfer of all or substantially all of the Acquired Portfolio's assets solely in exchange for the
Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities of the
Acquired Portfolio, and the distribution of such shares to the shareholders of the Acquired Portfolio, will constitute a "reorganization" within the meaning of section 368(a).  The Acquiring Portfolio and the Acquired
Portfolio will each be a "party to a reorganization" within the meaning of section 368(b).

(ii)     No gain or loss will be recognized by the Acquiring Portfolio upon the receipt of the assets of the
Acquired Portfolio solely in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring
Portfolio of the Assumed Liabilities of the Acquired Portfolio.

(iii)    No gain or loss will be recognized by the Acquired Portfolio upon the transfer of the Acquired
Portfolio's assets to the Acquiring Portfolio in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities of the Acquired Portfolio or upon the distribution of the
Acquiring Portfolio Shares to the Acquired Portfolio's shareholders in exchange for their shares of the Acquired
Portfolio.

(iv)     No gain or loss will be recognized by shareholders of the Acquired Portfolio upon the exchange of their
Acquired Portfolio shares for Acquiring Portfolio Shares.

(v)      The aggregate tax basis for the Acquiring Portfolio Shares received by each of the Acquired Portfolio's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Portfolio shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring
Portfolio Shares to be received by each Acquired Portfolio shareholder will include the period during which the
Acquired Portfolio shares exchanged therefor were held by such shareholder (provided that such Acquired Portfolio shares were held as capital assets on the date of the Reorganization).

(vi)     The tax basis to the Acquiring Portfolio of the Acquired Portfolio's assets acquired by the Acquiring
Portfolio will be the same as the tax basis of such assets to the Acquired Portfolio immediately prior to the
Reorganization, and the holding period of the assets of the Acquired Portfolio in the hands of the Acquiring
Portfolio will include the period during which those assets were held by the Acquired Portfolio.

(vii)    The Acquiring Portfolio will succeed to and take into account as of the date of the Reorganization the items of the Acquired Portfolio described in Section 381(c) of the Code, subject to the conditions and limitations specified in Section 381(b) and (c), Section 382, Section 383 and Section 384 of the Code.

                                            *        *        *

         No opinion is expressed as to any matter not specifically addressed above.  Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law.
Moreover, you should recognize that our opinion is not binding on the Internal Revenue Service (the "Service"), that the Service may disagree with the opinion expressed herein, and that although we believe that our opinion would be sustained if challenged, there can be no assurances to that effect.

         This opinion letter has been issued to and may be relied upon solely by the addressees hereof in connection with the consummation of the transactions contemplated by the Plan and may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                                              Very truly yours,

                                                              /s/ Goodwin Procter LLP
                                                              GOODWIN PROCTER  LLP

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/1/   Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.

/2/   Unless otherwise indicated, all section references contained herein are to the Code.